Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

In connection with the Annual Report of Life Clips, Inc. (the Company”) on Form 10-K for the fiscal year ended June 30, 2018 as filed with the Securities and Exchange Commission (the “Report”), I, Victoria Rudman, Interim Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fully presents, in all material respects, the financial condition and results of operations or the Company.

Life Clips, Inc.

Date: February 12, 2020	By:	/s/ Victoria Rudman
Victoria Rudman
Chief Financial Officer (Principal Financial and Accounting Officer)